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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Annual Report (Form 10-K/A) of SyQuest Technology, Inc. of our report dated December 11, 1996, except for Note 15, paragraph 11, as to which the date is June 27, 1997, included in the 1996 Annual Report to Shareholders of SyQuest Technology, Inc.

     We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-46460, 33-482273, 33-99224, 33-99372) pertaining to the 1991 Stock Option Plan, the 1992 Non-Employee Director Stock Option Plan and the 1992 Employee Stock Purchase Plan and in the Registration Statement (Form S-3 No. 333-7369) of SyQuest Technology, Inc. of our report dated December 11, 1996, except for Note 15, paragraph 11, as to which the date is June 27, 1997, with respect to the consolidated financial statements and schedule of SyQuest Technology, Inc. included in this Annual Report (Form 10-K/A) for the year ended September 30, 1996.


                                                     Ernst & Young LLP
                                                     -----------------
                                                     Ernst & Young LLP

San Jose, California
June 27, 1997